FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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     THIS  FIRST  AMENDMENT  TO EMPLOYMENT AGREEMENT has been executed this 31st day of September, 2001, by and between CARL E. DILLEY, an individual, residing at 279 Atlantic Avenue, Sunny Isles Beach, Florida 33160 ("Employee") and E-REX,
                                                           --------
INC., a Nevada corporation, having its principal place of business at 11645 Biscayne Boulevard, Suite 210, Miami, Florida 33181 ("Company").
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                                R E C I T A L S:
                                - - - - - - - -

     A. Employee and Company executed that certain Employment Agreement (the "Employment Agreement") dated April 1, 2000, whereunder Company agreed to employ Employee as its President and Chief Executive Officer, and Employee accepted such employment, subject and pursuant to the terms, conditions and provisions thereof.

     B. Employee and Company now desire to amend the Employment Agreement as provided herein.

                                   T E R M S:
                                   - - - - -

     NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Employee and Company agree as follows:

     1.     Term.  The term of the Employment Agreement shall be extended for an
            ----
additional two year period, such that the Employment Agreement shall now expire at the end of the day on May 30, 2004.

     2.     Compensation  and  Benefits.  Effective  as  of  the date hereof, in
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addition  to  any  compensation  due  Employee under the Employment Agreement or otherwise and except as otherwise provided herein, Employee shall be entitled to the following compensation and benefits:

            A. Employee's salary shall increase by 15% over the prior year's salary, effective April 1, 2002 and each April 1 thereafter.

            B. Company shall provide to Employee, without cost, or reimburse Employee 100% of the cost, of health insurance, effective April 1, 2002.

            C. Employee shall be entitled to an annual bonus to be determined by the board of Directors, which bonus may be paid either in cash or common stock registered on Form S-8.

            D. The amount of Employee's vacation shall increase by one (1) week for each year of completed service, effective April 1, 2002 and each April 1 thereafter, up to a maximum of six (6) weeks of paid vacation.

            E. Employee shall be entitled to participate in any bonus, profit sharing or 401(K) program sponsored by Company and in any other benefit or perquisite that Company may offer to its employees.

Except as modified by this Section 2, the terms of compensation and benefits provided Employee under the Employment Agreement shall continue in full force and effect and be unchanged.

     3.     Issuances  of  Additional  Shares.
            ---------------------------------

            A. Promptly upon the full execution of this Amendment, Company shall issue to Employee warrants to purchase a number of shares of its common stock having an aggregate market value based on the bid price at the time of exercise of $128,700.00 to supplement the depreciation of the stock compensation previously paid to Employee (as provided by the Employment Agreement) and as additional compensation in order to cover the tax liabilities generated by the payment in stock rather than cash required by Company. The warrants shall have a two year term and be exercisable upon written notice to Company setting forth an exercise effective date, at a price that is 50% of the average closing bid price for the five trading days immediately preceding the exercise effective date (the fifth day in the average calculation being one day prior to the exercise date).

            B. Promptly upon the full execution of this Amendment, Company shall issue to Employee 90,000 shares of its common stock as additional compensation in order to account for the dilution of Employee's original stock position (as contemplated by the Employment Agreement).

            C. The foregoing shares of stock shall be immediately, or shall have been prior to delivery, registered with the Securities and Exchange
     Commission on Form S-8 or otherwise, so that such shares shall be immediately free trading and able to be sold on the open market upon receipt.

     4.     Share  Adjustment  in  the  Event of Devaluation.  To the extent not
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otherwise  addressed  in  the  Employment  Agreement, in the event the aggregate market value of any shares issued pursuant to the Employment Agreement, as amended by this Amendment, declines after issuance, then Company shall from time-to-time as reasonably appropriate (but in no event less frequently than is necessary to provide periodic payments equal to the salary and other sums then due) issue to Employee additional shares of its common stock, registered or to be registered on Form S-8 as provided above, to compensate Employee for any lost value.

     5.     Miscellaneous.
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            A. The Employment  Agreement,  as amended by this Amendment contains that entire agreement and understanding between the parties and supersedes any other proposals, negotiations, oral or written agreements and understandings related to the subject matter hereof. Except as amended hereby, the Employment Agreement, and all of its terms, conditions and provisions, are unchanged and continue in full force and effect.

            B. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

            C. In the event it becomes necessary for either party to employ the services of an attorney or submit this Agreement to litigation in order to enforce the terms hereof, the prevailing party shall be entitled to reimbursement for all reasonable costs related thereto, including reasonable attorneys' fees and costs.

            D. Neither this Agreement, nor any obligation hereunder, may be assigned, transferred or delegated by either party without the prior written consent of the non-assigning/non-delegating party.

            E. The interpretation and enforcement of this Amendment shall be construed in accordance with, and governed under, Florida law, and any action taken with respect hereto shall be filed in a court of competent jurisdiction in Dade County, Florida.



                       [SIGNATURES ON THE FOLLOWING PAGE]


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     IN  WITNESS WHEREOF, the parties have executed this Amendment as of the day and  year  first  above  written.


                         EMPLOYEE:
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                         /s/ Carl E. Dilley
                         __________________________________________
                         Carl  E.  Dilley



                         COMPANY:
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                         E-REX,  INC.,
                         a  Nevada  corporation

                                 /s/ Donald A. Mitchell
                         By:     ___________________________________
                                 Donald  A.  Mitchell,  Chairman